FHLBANK TOPEKA ANNOUNCES SECOND QUARTER 2009 EARNINGS

August 12, 2009 – FHLBank Topeka (FHLBank) filed its Form 10-Q for the second quarter ending on June 30, 2009, with the Securities and Exchange Commission (SEC) today.

President’s Comments

“FHLBank Topeka’s strong performance for the quarter demonstrates that we remain a solid and stable funding source for our members,” said Andrew J. Jetter, president and CEO of FHLBank Topeka. “We continue to offer a competitive return on members’ investment, repurchase excess capital stock on request and build healthy retained earnings. Our strong and steady financial position is possible because of our prudent risk management practices. I anticipate that FHLBank will continue to perform well and therefore remain an important source for our members’ liquidity needs.”

Net Income

GAAP net income for the second quarter of 2009 was $105.2 million versus $47.0 million for the second quarter of 2008. For the six months ending June 30, 2009, net income increased by $95.5 million to $166.1 million compared to 2008. “Our improved GAAP income in 2009 was in part driven by the financial markets beginning to return to a more normal environment,” noted David S. Fisher, chief operating officer. He also commented that FHLBank continued to post consistent core income (a non-GAAP measure), as reflected below.

GAAP versus Core Income

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with U.S. generally accepted accounting principles (GAAP) for the impact of: (1) AHP and REFCorp assessments; (2) items related to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS 133); and (3) other irregular or non-recurring items such as prepayment fees, gain/loss on retirement of debt and gain/loss on securities. The result is referred to as core income, which is not defined within GAAP. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate. Because FHLBank is basically a “hold-to-maturity” investor and does not trade derivatives or investments, management believes that core income is important to understanding its operating results and provides a meaningful period-to-period comparison in contrast to GAAP income, which can vary significantly because of SFAS 133 and other non-recurring items. SFAS 133 accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives. In the case of interest rate swaps, the gains on these derivatives offset prior losses or will be offset by losses in future periods because the value of the swaps will equal zero at maturity, and our intent is to hold these derivatives until maturity.

	Three months ending		Six months ending
	June 30,		June 30,
	(Amounts in thousands)		(Amounts in thousands)
	2009	2008	2009	2008

Net Income, as reported under GAAP	$105,229	$47,046	$166,093	$70,633
REFCorp/AHP Assessments	38,007	17,005	60,019	25,550

Income before REFCorp/AHP Assessments	143,236	64,051	226,112	96,183
SFAS 133-related & Other Non-recurring Adjustments[1]	(85,858)	(1,754)	(116,254)	19,494

Non-GAAP Core Income Before Assessments	$57,378	$62,297	$109,858	$115,677

[1]	The 2009 and 2008 amounts include “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities” and “Net gain (loss) on derivatives and hedging activities” directly from FHLBank’s June 30, 2009, unaudited Statements of Income.

GAAP and Core Return on Equity (ROE)
“Return on equity is a key measure of our effective use and management of our member’s capital,” said Fisher. “On this measure, core ROE decreased only slightly from 10.02 percent for the first half of 2008 to 9.91 percent for the same period in 2009. When compared to the average Fed funds rate, however, the spread increased from 7.40 percent for 2008 to 9.73 percent for 2009. Over that same period, GAAP ROE increased from 8.33 percent to 20.39 percent.”

	Three months ending		Six months ending
	June 30,		June 30,
	(Amounts in thousands)		(Amounts in thousands)
	2009	2008	2009	2008

Average GAAP Capital for the period	$2,150,545	$2,341,617	$2,236,286	$2,322,741
ROE, based upon GAAP Income Before Assessments	26.71%	11.00%	20.39%	8.33%
Core ROE, based upon Core Income Before Assessments	10.70%	10.70%	9.91%	10.02%
Average Overnight Federal Funds Effective Rate (FF rates)	0.18%	2.09%	0.18%	2.62%
Core ROE Income as a Spread to average FF rates	10.52%	8.61%	9.73%	7.40%

Because the duration of FHLBank’s assets is very short and both core income and dividends closely parallel the changes in short-term interest rates, a key comparable for core ROE is the average overnight Federal funds effective rate. Second quarter 2009 core ROE spread was 22.18 percent higher than that of the second quarter 2008. “This positive result shows how FHLBank delivers superior performance over time and continues to be a value-added partner for members,” commented Fisher.

Retained earnings increased to $306.2 million as of June 30, 2009, versus $233.8 million for the same date in 2008, a 31.0 percent increase in this important measure of financial and capital strength over the past year. Also reflecting a strong capital base, FHLBank’s capital ratio increased from 4.15 percent as of June 30, 2008, to 4.32 percent as of June 30, 2009.

Attached are highlights from the unaudited statements of condition and statements of income for the three and six months ended June 30, 2009 and 2008. The second quarter 2009 Form 10-Q has been posted to the SEC Web site (www.sec.gov), as well as the FHLBank’s Web site (www.fhlbtopeka.com). Actual results as of June 30, 2009, are unaudited.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank Topeka’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will” or other variations on these terms. FHLBank Topeka cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank Topeka and/or of the FHLBank System; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank Topeka’s results to differ from these forward-looking statements are provided in detail in FHLBank Topeka’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank Topeka has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	June 30,	December 31,	June 30,
	2009	2008	2008
Statements of Condition (at period end)
Investments[1]	$18,310,864	$19,435,809	$20,520,453
Advances	24,529,745	35,819,674	37,543,931
Mortgage loans held for portfolio, net	3,213,794	3,023,805	2,539,954
Total assets	46,273,877	58,556,231	60,915,712
Deposits	1,278,155	1,703,531	886,632
Consolidated obligations, net[2]	42,432,662	53,683,045	56,955,483
Total liabilities	44,276,136	56,160,986	58,390,366
Total capital stock	1,697,312	2,240,335	2,293,558
Retained earnings	306,229	156,922	233,773
Total capital	1,997,741	2,395,245	2,525,346
Regulatory capital at year end[3]	2,029,316	2,432,063	2,561,787

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Statements of Income (for the period ended)
Interest income	$222,531	$433,810	$484,568	$1,005,083
Interest expense	147,739	362,132	347,983	871,983
Net interest income before loan loss provision	74,792	71,678	136,585	133,100
Portion of other-than-temporary impairment losses on held-to-maturity securities recognized in earnings[4]	(18)	0	(59)	0
Net gain (loss) on derivatives and hedging activities	102,443	63,157	122,213	28,506
Other income (loss)	(23,319)	(60,288)	(11,287)	(45,312)
Other expenses	10,558	10,432	21,226	20,038
Income before assessments	143,236	64,051	226,112	96,183
Affordable Housing Program assessments	11,700	5,244	18,496	7,892
REFCorp assessments	26,307	11,761	41,523	17,658
Total assessments	38,007	17,005	60,019	25,550
Net income	105,229	47,046	166,093	70,633

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that the FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of the FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of the FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability under SFAS 150, Accounting for Certain Financial Instruments with
Characteristics of both Liabilities and Equity.

[4]
In compliance with GAAP, one private-issue MBS with an amortized cost of $1.7 million before original impairment on
March 31, 2009 was marked down to market value at March 31, 2009 with additional impairment recorded at June 30, 2009 resulting in a total loss on other-than-temporarily impaired held-to-maturity securities of $1.1 million of which
$0.1 million related to estimated credit losses, (recognized in earnings) and $1.0 million related to other factors
(recognized in other comprehensive income).